POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

Contact: John Lamb VP & CFO 360.697.6626 Fax 360.697.1157

NEWS RELEASE

FOR IMMEDIATE RELEASE                             NASDAQ:POPE

POULSBO, Wash.
May 6, 2016

POPE RESOURCES REPORTS FIRST QUARTER LOSS OF $1.0 MILLION

Pope Resources (NASDAQ:POPE) reported net loss attributable to unitholders of $1.0 million, or $0.25 per ownership unit, on revenue of $11.1 million for the quarter ended March 31, 2016. This compares to net income attributable to unitholders of $7.8 million, or $1.80 per ownership unit, on revenue of $26.9 million for the comparable period in 2015.

Cash flow from operations declined $11.1 million as the Partnership swung from cash provided by operations of $9.1 million for the first quarter of 2015 to cash used in operations of $2.0 million for the first quarter of 2016.

“Due to the timing of log harvest volumes, intra-year log pricing trends, and real estate closings, our first quarter results were the standout quarters for each of 2014 and 2015,” said Tom Ringo, President and CEO. "By contrast, 2016 will break from that pattern as we expect each of those factors to instead favor results for the second half of the year. In addition, with respect to cash used in operations, we spent $3.2 million in Q1 2016 on our Port Gamble environmental remediation liability whereas the Q1 2015 spending on this project was very small."

First quarter highlights

•
Harvest volume was 15.6 million board feet (MMBF) in Q1 2016 compared to 24.5 MMBF in Q1 2015, a 36% decrease. These harvest volume figures do not include timber deed sales of 0.6 MMBF in Q1 2015 sold by ORM Timber Fund III (Fund III). The harvest volume and log price realization metrics cited below also exclude these timber deed sales.

•	Average realized log price per thousand board feet (MBF) was $591 in Q1 2016 compared to $609 per MBF in Q1 2015, a 3% decrease.

•	During Q1 2016 we closed on the sale of nine lots from our Harbor Hill project in Gig Harbor, Washington, for $1.0 million.

•	Our timber funds sold two small parcels from their tree farms, totaling 205 acres, for $772,000, recognizing a gain on the sales of $226,000.

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

First quarter operating results

Fee Timber:
Fee Timber operating income for Q1 2016 was $2.5 million compared to $4.9 million for Q1 2015. This decrease in segment operating income was due primarily to the 36% decline in harvest volume along with the 3% decrease in average realized log prices, offset partially by the $226,000 gain on timberland sales. Domestic log markets, while not particularly strong, remained steady in the first quarter and demand from Asia was mixed, with solid demand in the Japanese market for high quality Douglas-fir logs and weak demand from China. The decrease in harvest volume reflects a combination of poor weather conditions during the current year compared to last year that limited our access to some of our timberlands, as well as the decision to defer harvest volume until later in the year when we expect improvement in the U.S. housing market to lift domestic log prices.

Timberland Management:
Operating losses incurred by this segment for Q1 2016 and Q1 2015 totaled $666,000 and $729,000, respectively, after eliminating in consolidation revenue earned from managing the Funds of $815,000 and $834,000 for Q1 2016 and 2015, respectively.
Real Estate:
Our Real Estate segment posted an operating loss of $1.0 million for Q1 2016 compared to operating income of $5.1 million for Q1 2015. This decrease is the result of a $5.0 million conservation land and easement sale in Q1 2015 that had no counterpart in Q1 2016, as well as 33 fewer lot sales from our Harbor Hill project in Q1 2016 compared to the prior year.

General & Administrative (G&A):
G&A expenses for Q1 2016 and 2015 were $1.6 million and $1.2 million, respectively. The increases in G&A expense are related primarily to personnel costs for being fully staffed in 2016 relative to 2015, as well as higher professional fees in 2016.

Outlook

In total, we expect our 2016 harvest volume to be between 83 and 90 MMBF. We will continue to monitor log markets and adjust our harvest levels as the year progresses. For our Real Estate segment, markets remain strong and we anticipate significant residential lot sales from our Harbor Hill project in the second half of 2016.

The financial schedules accompanying this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 207,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate two private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for third-party investors. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management's plans for future operations and strategies. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment. However, readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes timely and appropriately; our ability to estimate the cost of ongoing and changing environmental remediation obligations, including our ability to anticipate and address the political and regulatory climate that affects these obligations; our ability to consummate various pending and anticipated real estate transactions on the terms management expects; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; the effect of treaties and other international agreements that affect the supply of logs in the United States and demand for logs overseas; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors.”

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(all amounts in $000's, except per unit amounts)

	Quarter ended March 31,
	2016	2015

Revenue	$11,069	$26,908
Cost of sales	(7,140)	(14,497)
Operating expenses	(4,977)	(4,338)
Gain on sale of timberland	226	—
Operating income (loss)	(822)	8,073
Interest expense, net	(658)	(745)
Income (loss) before income taxes	(1,480)	7,328
Income tax expense	(50)	(340)
Net income (loss)	(1,530)	6,988
Net loss attributable to noncontrolling interests	496	821
Net income (loss) attributable to unitholders	$(1,034)	$7,809

Basic and diluted weighted average units outstanding	4,311	4,295

Basic and diluted net income (loss) per unit	$(0.25)	$1.80

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	March 31, 2016				December 31, 2015
Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$1,262	$2,679	$—	$3,941	$9,706
Land held for sale	2,779			2,779	3,642
Other current assets	3,677	1,028	(652)	4,053	4,048
Total current assets	7,718	3,707	(652)	10,773	17,396
Timber and roads, net	33,155	230,451		263,606	266,104
Timberland	14,802	38,996		53,798	53,879
Land held for development	26,181			26,181	25,653
Buildings and equipment, net	5,961	15		5,976	6,024
Investment in ORM Timber Funds	18,382		(18,382)	—	—
Other assets	973	—		973	1,000
Total assets	$107,172	$273,169	$(19,034)	$361,307	$370,056

Liabilities and equity:
Current liabilities	$3,754	$1,804	$(652)	$4,906	$5,426
Current portion of long-term debt	115			115	114
Current portion of environmental remediation	11,946			11,946	11,200
Total current liabilities	15,815	1,804	(652)	16,967	16,740
Long-term debt	28,767	57,251		86,018	84,537
Environmental remediation and other long-term liabilities	1,720			1,720	5,713
Total liabilities	46,302	59,055	(652)	104,705	106,990
Partners' capital	60,870	214,114	(214,249)	60,735	64,548
Noncontrolling interests			195,867	195,867	198,518
Total liabilities and equity	$107,172	$273,169	$(19,034)	$361,307	$370,056

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Quarter ended March 31,
	2016	2015

Net income (loss)	$(1,530)	$6,988
Add back (deduct):
Depletion	2,330	3,211
Equity-based compensation	416	338
Excess tax benefit of equity-based compensation	—	(5)
Real estate project expenditures	(569)	(2,586)
Depreciation and amortization	184	155
Deferred taxes	—	179
Cost of land sold	904	4,078
Gain on sale of timberland	(226)	—
Gain on disposal of property and equipment	(13)	—
Change in environmental remediation liability	(3,222)	(286)
Change in other operating accounts	(234)	(2,950)
Cash provided by (used in) operations	$(1,960)	$9,122

SEGMENT INFORMATION
(all amounts in $000's)

	Quarter ended March 31,
	2016	2015

Revenue:
Partnership Fee Timber	$4,390	$8,790
Funds Fee Timber	5,362	7,156
Total Fee Timber	9,752	15,946
Timberland Management	8	—
Real Estate	1,309	10,962
Total	$11,069	$26,908
Operating income (loss):
Fee Timber	$2,484	$4,860
Timberland Management	(666)	(729)
Real Estate	(1,036)	5,132
General & Administrative	(1,604)	(1,190)
Total	$(822)	$8,073

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

SELECTED STATISTICS

	Quarter ended March 31,
	2016	2015
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	8.6	11.3
Whitewood	2.7	6.0
Cedar	0.9	1.3
Hardwood	0.6	1.5
Pulpwood - all species	2.8	4.4
Total	15.6	24.5

Log sale volumes by destination (million board feet):
Export	2.8	4.7
Domestic	9.4	13.9
Hardwood	0.6	1.5
Pulpwood	2.8	4.4
Subtotal log sale volumes	15.6	24.5
Timber deed sale	—	0.6
Total	15.6	25.1

Average price realizations by species (per thousand board feet):	Quarter ended March 31,
	2016	2015
Sawlogs
Douglas-fir	$620	$644
Whitewood	490	555
Cedar	1,514	1,509
Hardwood	539	646
Pulpwood - all species	312	328
Overall	591	609

Average price realizations by destination (per thousand board feet):
Export	$669	$665
Domestic	653	676
Hardwood	539	646
Pulpwood	312	328
Overall log sales	591	609
Timber deed sale	—	357

Owned timber acres	111,000	111,000
Acres owned by Funds	94,000	80,000
Depletion expense per MBF - Partnership tree farms	$43	$47
Depletion expense per MBF - Fund tree farms	$221	$209
Capital and development expenditures ($000's)	$941	$3,148

POPE RESOURCES REPORTS FIRST QUARTER 2016 EARNINGS
May 6, 2016

PERIOD TO PERIOD COMPARISONS
(Amounts in $000's except per unit data)

Q1 2016 vs.
Q1 2015
Net income (loss) attributable to unitholders:
1st Quarter 2016	$(1,034)
1st Quarter 2015	7,809
Variance	$(8,843)

Detail of earnings variance:
Fee Timber
Log volumes (A)	$(5,420)
Log price realizations (B)	(281)
Gain (loss) on sale of tree farms	226
Timber deed sale	(211)
Production costs	2,828
Depletion	881
Other Fee Timber	(399)
Timberland Management	63
Real Estate
Land sales	(1,584)
Conservation easement sales	(4,311)
Other Real Estate	(273)
General & Administrative costs	(414)
Net interest expense	87
Taxes	290
Noncontrolling interest	(325)
Total variance	$(8,843)

(A) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B) Price variance calculated by extending the change in average realized price by current period volume.